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                                                                    EXHIBIT 23.1

                 WESTERN NATIONAL CORPORATION AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on each Form S-8 (Reg. No. 33-77050 and 33-77052) of Western National Corporation of our reports dated February 5, 1997 on our audits of the consolidated financial statements and financial statement schedules of Western National Corporation and its subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this annual report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
March 13, 1997